Exhibit 99

The securities reported as beneficially owned by Mr. Katzman include:

(a)           5,386,857 shares held of record by Ficus, Inc. (“Ficus”), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).  Ficus is a wholly-owned subsidiary of Gazit America Inc. (“Gazit America”) and is indirectly controlled by Gazit-Globe, Ltd. (“Gazit Globe”).  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(b)           8,893,213 shares held of record by Silver Maple (2001), Inc., (including the 100,000 shares reported herein), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Silver Maple is also a wholly-owned subsidiary of Gazit America and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(c)           7,093,645 shares held of record by MGN (USA) Inc. (“MGN USA”) which is a member of a “group” with Mr. Katzman for purposes if Section 13(d) of the Exchange Act.  MGN USA is also a wholly-owned subsidiary of Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(d)           17,190,462 shares held of record by MGN America, LLC (“MGN America”), (including the 800,000 shares reported herein), which is a member of a “group” with Mr. Katzman for purposes if Section 13(d) of the Exchange Act.  MGN America is also a wholly-owned subsidiary of MGN USA, a wholly-owned subsidiary of Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(e)           7,646,801 shares held of record by Gazit 1995, Inc. (“Gazit 1995”) which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Gazit 1995 is wholly-owned subsidiary of MGN USA, a wholly-owned subsidiary of Gazit-Globe.  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(f)            187,036 shares held of record by Mr. Katzman’s wife directly and as custodian for their daughters.

(g)           882,186 other shares held directly and indirectly by Mr. Katzman.